Exhibit 24

POWER OF ATTORNEY
ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan

     KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer of ArQule, Inc., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitutes and appoints Stephen A. Hill, Louise A. Mawhinney or Robert J. Connaughton, Jr. (each, an “Agent”, and collectively, “Agents”) or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed therewith or with respect thereto, relating to the registration of an additional 600,000 shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) issuable pursuant to the ArQule, Inc. Amended and Restated 1994 Equity Incentive Plan. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Title	Date

/s/ Stephen A. Hill Stephen A. Hill	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2005

/s/ Louise A. Mawhinney Louise A. Mawhinney	Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	March 16, 2005

/s/ Patrick J. Zenner	Chairman of the Board	March 16, 2005
Patrick J. Zenner

/s/ Laura Avakian	Director	March 16, 2005
Laura Avakian

/s/ Timothy C. Barabe	Director	March 16, 2005
Timothy C. Barabe

/s/ Werner Cautreels	Director	March 16, 2005
Werner Cautreels

/s/ Tuan Ha-Ngoc	Director	March 16, 2005
Tuan Ha-Ngoc

/s/ William Messenger	Director	March 16, 2005
William Messenger